UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Soliciting Material Pursuant to Rule §240.14a-12

DELMAR PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DelMar Pharmaceuticals, Inc.

12707 High Bluff Dr., Suite 200

San Diego, California 92130

(858) 350-4364

PROXY STATEMENT SUPPLEMENT

Annual Meeting of Stockholders

June 5, 2020

This proxy statement supplement is being mailed to the stockholders of DelMar Pharmaceuticals, Inc. (“DelMar”) on or about June 8, 2020. The following information supplements and should be read in conjunction with the original proxy statement dated June 2, 2020 of DelMar, which is being mailed to stockholders on or about June 8, 2020. Terms defined in the original proxy statement have the same meaning herein, unless the context otherwise requires.

DelMar is providing this supplement to reflect the following updates to the disclosure in the original proxy statement:

On July 31, 2019, DelMar received notification from Ernst & Young LLP (“E&Y”), DelMar’s independent registered public accounting firm, that, as a result of the relocation of DelMar’s headquarters from Vancouver, British Columbia, Canada to San Diego, California, E&Y has declined to stand for re-appointment as DelMar’s independent registered public accounting firm with respect to the audit of DelMar’s consolidated financial statements as of and for the year ending June 30, 2020. The decision not to stand for re-appointment was not the result of any disagreements between DelMar and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Accordingly, on September 30, 2019 E&Y resigned as DelMar’s independent registered public accounting firm.

Upon approval of the board of directors of DelMar (the “Board”) and the audit committee of the Board, Marcum LLP (“Marcum”) was engaged, effective September 30, 2019, to serve as DelMar’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

During the fiscal years ended June 30, 2019 and June 30, 2018, and the subsequent period through September 30, 2019, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements for such years, and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except as described below.

During the audit for the year ended June 30, 2019, a material weakness in the design and operating effectiveness of our internal controls over financial reporting was identified relating to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. During the audit for the year ended June 30, 2018, a material weakness in internal control over financial reporting was identified relating to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions.

During DelMar’s two most recent fiscal years, which ended June 30, 2019 and June 30, 2018, and the subsequent interim period through September 30, 2019, neither DelMar nor any person on its behalf has consulted Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on DelMar’s consolidated financial statements, and neither a written report was provided to DelMar nor oral advice was provided that Marcum concluded was an important factor considered by DelMar in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

DelMar has provided E&Y with a copy of the above disclosures.